Exhibit 10.20
                     Units
POLYMEDIX, INC.
PLACEMENT AGENCY AGREEMENT
July ___, 2007
Needham & Company, LLC
445 Park Avenue
New York, NY 10022
WBB Securities, LLC
16835 West Bernardo Drive
Suite 203
San Diego, CA 92127
Ladies and Gentlemen:
1. Introductory. Polymedix, Inc., a Delaware corporation (the “Company”), proposes, pursuant to the terms of this Placement Agency Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), to sell to the Purchasers an aggregate of                      units (the “Units”) with each Unit consisting of (i) ___ shares (each, a “Share,” collectively, the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company and (ii) one warrant to purchase ___ shares of Common Stock (each, a “Warrant,” collectively, the “Warrants”). The terms and conditions of the Warrants are set forth in Exhibit B attached hereto. The Company hereby confirms its agreement with Needham & Company, LLC (“Needham”) to act as lead placement agent and WBB Securities, LLC (“WBB Securities”) to act as co-placement agent (Needham and WBB Securities, the “Placement Agents” and each, a “Placement Agent”) in accordance with the terms and conditions hereof as set forth below.
2. Agreement to Act as Placement Agents; Placement of Units. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:
          (a) The Company engages the Placement Agents to act as its exclusive agents, on a best efforts basis, in connection with the issuance and sale by the Company of the Units (the “Offering”). Until the Closing Date (defined below), the Company shall not, without the prior consent of Needham, solicit or accept offers to purchase Units otherwise than through the Placement Agents.
          (b) Under no circumstances will the Placement Agents be obligated to purchase any Units for their own account and, in soliciting purchases of Units, the Placement Agents shall act solely as the Company’s agents and not as principals. Notwithstanding the foregoing and except as otherwise provided in Section 2(c), it is understood and agreed that the Placement Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Units as principals to the extent any such purchase of Units is properly disclosed in the General Disclosure Package in the manner required by the Securities Laws.
          (c) Subject to the provisions of this Section 2, offers for the purchase of Units may be solicited by the Placement Agents as agents for the Company at such times and in such amounts as the Placement Agents deem advisable. The Placement Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Units received by them as agents of the Company. The Company shall have the sole right to accept offers to purchase the Units and may reject any such offer, in whole or in part. The Placement Agents shall have the right, in their discretion reasonably exercised, and subject to the consent of the Company not to be unreasonably withheld, to reject any offer to purchase Units received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.
          (d) The Units are being sold to the Purchasers at a price of $           per Unit. The purchases of the Units by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the parties thereto.

          (e) As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agents, which payment may be from the Escrow Funds (defined below), by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents, an aggregate amount equal to seven percent (7%) of the gross proceeds (the “Placement Agent Fee”) received by the Company from the sale of the Units on such Closing Date. At the Closing, the Company and Needham shall direct the Escrow Agent to wire to an account or accounts designated by the Placement Agents the Placement Agent Fee and the Placement Agent Expenses (defined below) out of the Escrow Funds (defined below).
          (f) No Units which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Units shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Units to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 9 herein.
3. Delivery and Payment.
          (a) Prior to the completion of the purchase and sale of the Units pursuant to this Agreement and the Subscription Agreements (the “Closing”), each such Purchaser shall deposit into an escrow account (the “Escrow Account”) pursuant to an escrow agreement among the Company, Needham, WBB Securities and JPMorgan Chase Bank, N.A. (the “Escrow Agent”) dated July ___, 2007, an amount equal to the product of (x) the number of Units such Purchaser has agreed to purchase and (y) the purchase price per Unit set forth in the Final Prospectus and the Subscription Agreements (the “Purchase Amount”). The aggregate of such Purchase Amounts is herein referred to as the “Escrow Funds”. On the Closing Date, upon satisfaction or waiver of all of the conditions to Closing, the Escrow Agent will disburse the Escrow Funds to the Company and the Placement Agents as provided in Section 2(e) above, and the Company shall cause the Units to be delivered to the Purchasers.
          (b) Subject to the terms and conditions hereof, delivery of the Units shall be made by the Company to the Purchasers, and payment of the purchase price shall be made by the Purchasers, at the office of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312-1183 (or at such other place as agreed upon by the Placement Agents and the Company), at 10:00 a.m., New York City time, on or before                 , 2007 or at such time on such other date as may be agreed upon in writing by the Company and the Placement Agents but in no event prior to the date on which the Escrow Agent shall have received all of the Escrow Funds (such date of delivery and payment is hereinafter referred to as the “Closing Date”). The Shares shall be delivered, through the facilities of The American Stock Transfer & Trust Company, to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request by written notice to the Company at least two business days before the Closing Date. The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Units by the Company to the respective Purchasers shall be borne by the Company.
4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agents that:
          (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form SB-2 (No.333-142787), including a related prospectus or prospectuses, covering the registration of the Units under the Act, which registration statement has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all, if applicable, 430B Information or all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:
“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means            p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” means the Securities and Exchange Commission.
“Effective Date” of the Registration Statement relating to the Units means the earlier of (a) first use of the Final Prospectus and (b) the time of the first contract of sale for the Units.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time..
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Units and otherwise satisfies Section 10(a) of the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange, The NASDAQ Stock Market, the American Stock Exchange and the Over-the-Counter Bulletin Board (“Exchange Rules”).
“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.
          (b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Units and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Placement Agents, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) and Schedule B hereof.
          (c) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, any preliminary prospectus supplement, together with the accompanying prospectus and any other documents listed or disclosures stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 9(b) and Schedule B hereof.

          (d) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Units or until any earlier date that the Company notified or notifies the Placement Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Placement Agent and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 9(b) and Schedule B hereof.
          (e) Good Standing of the Company and its Subsidiary.
               (i) The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company or its businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”).
               (ii) The Company’s subsidiary, as listed in the General Disclosure Package (the “Company Subsidiary”), is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate (or similar) power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties requires it to be so qualified, licensed or to be in good standing, except for such jurisdictions where the failure to be so qualified, licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (f) Subsidiaries. Except as set forth in the General Disclosure Package, the Company has no subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1.02(w) of Regulation S-X of the Rules and Regulations.
          (g) Capital Stock. The Shares to be issued and sold by the Company to the Purchasers hereunder and under the Subscription Agreements and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares of Common Stock have been delivered and paid for in accordance with this Agreement and the Subscription Agreements on the Closing Date and the Warrant Shares have been delivered and paid for in accordance with the Warrants, such shares will have been validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such shares contained in the Final Prospectus; the stockholders of the Company have no statutory or contractual preemptive rights with respect to its Common Stock; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any statutory or contractual preemptive rights of any security holder; and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package.
          (h) No Finder’s Fee. Except for the transactions contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or other like payment.
          (i) Financial Statements. The financial statements and schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus. Deloitte & Touche LLP (“Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected financial data included in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.
          (j) Absence of Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package and prior to or on the Closing Date, except as set forth in or contemplated by the Registration Statement and the General Disclosure Package, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the grant or exercise of options to purchase the Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor, or the issuance of shares under the Company’s existing employee stock purchase plan as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor the Company Subsidiary has incurred or will incur, except in the ordinary course of business as described in the General Disclosure Package, any material liabilities or obligations, direct or contingent, neither the Company nor the Company Subsidiary has entered into or will enter into, except in the ordinary course of business as described in the General Disclosure Package, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.
          (k) Not An Investment Company. Neither the Company nor the Company Subsidiary is or will become as a result of the transactions contemplated hereby, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
          (l) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the Company Subsidiary or against any of the Company’s officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.
          (m) Absence of Existing Defaults and Conflicts. Neither the Company nor the Company Subsidiary is (i) in violation of any provision of its certificate of incorporation or bylaws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Company Subsidiary or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii), any violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
          (n) Absence of Further Requirements. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, the Subscription Agreements or the Warrants, including the offering and sale of the Units, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the NASD in connection with the offering of the Units.
          (o) Authorization; Absence of Defaults and Conflicts Resulting from Transaction. The Company has full corporate power and authority to enter into this Agreement, each of the Subscription Agreements and each of the Warrants. Each of this Agreement, the Subscription Agreements and the Warrants has been duly authorized, executed and delivered by the Company. The Subscription Agreements and the Warrants are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms. The performance of each of this Agreement, each Subscription Agreement and each Warrant and the consummation of the transactions contemplated hereby and thereby, will not (i) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (A) the certificate of incorporation or bylaws of the Company, or (B) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or the Company Subsidiary is a party or by which the Company or any of its properties is bound or affected, except, in the case of clause (i)(B), any lien, breach, violation, conflict, default or acceleration that, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or the Company Subsidiary, as applicable.
          (p) Title to Property. The Company, or the Company Subsidiary, as applicable, has good and marketable title to all properties and assets described in the General Disclosure Package and Final Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not material to the business of the Company. The Company, or the Company Subsidiary, as applicable, has valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and Final Prospectus as leased by it. The Company, or the Company Subsidiary, as applicable, owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not reasonably be expected to have a Material Adverse Effect.
          (q) Off Balance Sheet Interests and Contracts. There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement or the General Disclosure Package or to be filed as an Exhibit to the Registration Statement that is not described or filed as required. All such contracts described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and by the Company in accordance with the terms thereof.
          (r) Accuracy of Statements. No statement, representation, warranty or covenant made by the Company or the Company Subsidiary, if applicable, in this Agreement or any Subscription Agreement or made in any certificate or document required by Section 7 of this Agreement to be delivered to the Placement Agents was or will be, when made, inaccurate, untrue or incorrect in any material respect.
          (s) Offering Material; Stabilization. The Company has not distributed, and will not distribute prior to the Closing Date, any offering material in connection with the offering and sale of the Units other than any preliminary prospectuses, any Permitted Free Writing Prospectus (as defined in Section 6 below), the Final Prospectus, the Registration Statement and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.
          (t) Registration Rights. Except as set forth in the General Disclosure Package, no holder of securities of the Company has rights to the registration of any securities of the Company in connection with the Offering, which rights have not been waived by the holder thereof as of the date hereof.
          (u) Listing. The Common Stock is registered under Section 12(g) of the Exchange Act and is traded on the Over –the-Counter Bulletin Board.
          (v) Possession of Intellectual Property. Except as specifically disclosed in the General Disclosure Package, (i) the Company, either directly or indirectly through the Company Subsidiary, owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and, to the Company’s knowledge, has such other licenses, approvals and governmental authorizations, in each case sufficient to conduct its business as now conducted and as now proposed to be conducted, and to the Company’s knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it of Intellectual Property rights of others, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any Intellectual Property, (iv) there is no claim being made against the Company or, to the best knowledge of the Company, any employee of the Company, regarding Intellectual Property or other infringement, and (v) the Company has not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company.
          (w) Taxes. The Company and the Company Subsidiary have each filed all federal, state, local and foreign income tax returns that have been required to be filed and have paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. Neither the Company nor the Company Subsidiary have a tax deficiency that has been or, to the best knowledge of the Company, might be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.
          (x) Permits, Licenses and Regulatory Authorizations. The Company, either directly or indirectly through the Company Subsidiary, owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all appropriate federal, state or foreign regulatory officials and bodies, including without limitation, the United States Food and Drug Administration (the “FDA”) necessary to conduct its current operations as contemplated in the General Disclosure Package, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not reasonably be expected to have a Material Adverse Effect. There is no proceeding pending or threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, modified, withdrawn, cancelled, suspended or not renewed, except where such modification, revocation, withdrawal, cancellation, suspension or non-renewal would not reasonably be expected to have a Material Adverse Effect; and the Company is conducting its current operations in compliance with all laws, rules and regulations applicable thereto, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.
          (y) FCPA Compliance. Neither the Company nor the Company Subsidiary has and, to the best of the Company’s knowledge, none of its employees or agents at any time during the last five years have (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.
          (z) Internal Controls and Compliance With Sarbanes-Oxley Act. The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its consolidated subsidiaries. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley. The Company maintains (x) systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (y) disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
          (aa) ERISA Compliance. The Company has fulfilled in all material respects its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which would reasonably be expected to result in a Material Adverse Effect.
          (bb) Labor Issues. No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.
          (cc) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
          (dd) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure

Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (ee) Environmental Laws. The Company and the Company Subsidiary (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (i), (ii) and (iii) of this subsection (gg) as would not, individually or in the aggregate, have a Material Adverse Effect.
          (ff) Conduct of Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package or the Final Prospectus were and, if still pending, are being conducted in accordance in all material respects with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) and with standard medical and scientific research procedures. The descriptions of the studies, tests and preclinical and, if applicable, clinical trials, including the related results and regulatory status, contained in the General Disclosure Package or the Final Prospectus are accurate in all material respects. The Company has not received any notices, correspondence or other communication from the FDA or other governmental agency requiring the termination or suspension of any clinical trials, if applicable, conducted by, or on behalf of, the Company or in which the Company has participated.
          (gg) Business of Subsidiaries. Except as set forth in the General Disclosure Package, none of the Company’s subsidiaries owns any assets, has any liabilities or conducts any business.
          (hh) NASD Affiliations. Except as set forth in the General Disclosure Package, to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired from the Company at any time on or after the one hundred and eightieth (180th) day immediately preceding the date of the Registration Statement was initially filed with the Commission.
5. Representations and Warranties of the Placement Agents. The Placement Agents, jointly and severally, represent and warrant to, and agree with, the Company that:
          (a) Each Placement Agent is a member in good standing of the NASD and has, and at all times while taking any actions constituting an offer or sale of the Units had, all governmental licenses (including both federal and state broker dealer licenses) required to act as placement agent for the Units.
          (b) Each Placement Agent has complied, in all material respects, with all applicable Federal and state laws and applicable rules of the NASD in connection with its activities as placement agent for the Units.
          (c) No Placement Agent has delivered any materials to the Purchasers relating to the Company other than those that are “communications not deemed a prospectus,” pursuant to Rule 134 or a prospectus meeting the requirements of Section 10 of the Securities Act and no Placement Agent has made any statement or communication in connection with the offer and sale of the Units inconsistent or in conflict any Statutory Prospectus.
6. Certain Agreements of the Company. The Company agrees with the Placement Agents that it will furnish to counsel for the Placement Agents one copy of the Registration Statement relating to the Units, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with the offering of Units:
          (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Placement Agent, subparagraph (b)(5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.
          (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Placement Agents of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus until the completion of the purchase and sale of the Units contemplated herein and will afford the Placement Agents a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Placement Agents promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Units (including the Shares and Warrant Shares) in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
          (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Units is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by the Company to any Purchasers, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Placement Agents of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Placement Agents and, to the extent applicable, the dealers and any other dealers upon request of the Placement Agents, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Placement Agents’ consent to, nor the Placement Agents’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
          (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
          (e) Furnishing of Prospectuses. The Company will furnish to the Placement Agents copies of the Registration Statement, including all exhibits, any Statutory Prospectus relating to the Units, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Placement Agents reasonably request. The Company will pay the expenses of printing and distributing to the Placement Agents all such documents.
          (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Units for sale under the laws of such jurisdictions as the Placement Agents designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.
          (g) Reporting Requirements. During the period of five years after the date of the this Agreement, the Company will furnish to the Placement Agents as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Placement Agent (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Placement Agent may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Placement Agents.
          (h) Payment of Expenses. The Company will pay all fees and expenses incident to the performance of the its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Placement Agents) incurred in connection with qualification of the Units for sale under the laws of such jurisdictions as the Placement Agents may designate and the preparation and printing of memoranda relating thereto, (ii) any costs and expenses related to, the review by the NASD of the Units (including filing fees and the reasonable fees and dispursements of counsel for the Placement Agent relating to such review), (iii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Units, (iv) fees and expenses incident to listing the Shares on any national and foreign exchanges, (v) fees and expenses in connection with the registration of the Units under the Exchange Act, (vi) fees and expenses incurred in distributing any Statutory Prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Placement Agents and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (vii) subject to Section 6(h)(viii), the reasonable and documented out-of-pocket expenses of the Placement Agents incurred in the performance of their duties hereunder (collectively with all other reasonable and documented fees and expenses owed to the Placement Agents pursuant to this Section 6(h), the “Placement Agent Expenses”), (viii) the documented fees and disbursements of the Placement Agents’ counsel, provided that in no event shall the Company be obligated to pay the fees and disbursements of counsel to the Placement Agents under this Section 6(h) in an amount greater than $100,000 unless otherwise agreed by the Company and

(ix) all other costs and expenses incurred by the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6(h).
          (i) Use of Proceeds. The Company will use the net proceeds received in connection with any offering of the Units in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Company does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Placement Agent.
          (j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Units.
          (k) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”) and except as disclosed in the General Disclosure Package, the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for its Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of, Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Needham, except pursuant to existing contractual rights and obligations and issuances of Lock-Up Securities pursuant to the conversion of convertible securities or the exercise of warrants or options, in each case outstanding on the date of this Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement, or issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date of the commencement of the public offering of the Units or such earlier date that Needham consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Placement Agent waives, in writing, such extension. The Company will provide the Placement Agent with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
7. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Placement Agents, and each Placement Agent, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Placement Agents, each of which is set forth on Schedule A hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
8. Conditions of the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder will be subject to the accuracy of the representations and warranties in all material respects of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a) Accountants’ Comfort Letter. The Placement Agents shall have received letters, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule B hereto (except that, in any letter dated the Closing Date, the specified date referred to in Schedule B hereto shall be a date no more than three days prior to the Closing Date).
          (b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Placement Agents, shall be contemplated by the Commission.

          (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any changes, or any developments or events involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of Needham, as representative of the Placement Agents, is material and adverse and makes it impractical or inadvisable to market the Units; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any changes in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the reasonable judgment of Needham, impractical to market or to enforce contracts for the sale of the Units, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of Needham, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Units or to enforce contracts for the sale of the Units.
          (d) Opinion of Counsel for the Company. The Placement Agents shall have received an opinion, dated such Closing Date, of Pepper Hamilton LLP, counsel for the Company, to the effect set forth in Exhibit C attached hereto.
          (e) Officer’s Certificate. The Placement Agents shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Final Prospectus or as described in such certificate.
          (f) Lock-up Agreements. On or prior to the date hereof, the Placement Agent shall have received lockup letters from each of the executive officers and directors of the Company and select stockholders of the Company as determined by the Placement Agents in their sole discretion.
          (g) Subscription Agreements; Warrants. The Company shall have entered into the Subscription Agreements with each of the Purchasers and issued the Warrants to the Purchasers, and such agreements and Warrants shall be in full force and effect.
          (h) The Company will furnish the Placement Agents with such conformed copies of such opinions, certificates, letters and documents as the Placement Agents may reasonably request. The Placement Agents may in their sole discretion waive compliance with any conditions to the obligations of the Placement Agents under this Agreement.
          (i) The Company shall have furnished to the Placement Agents such certificates, in addition to those specifically mentioned herein, as the Placement Agents may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Final Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.
9. Indemnification and Contribution.
          (a) Indemnification of Placement Agents. The Company will indemnify and hold harmless each Placement Agent, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified

Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any default by the Company to deliver Units to a Purchaser who has delivered, or has committed to deliver, the Purchase Amount for Units pursuant to an accepted offer or (ii) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described on Schedule B hereof, (B) any material violation by any Placement Agent of any applicable broker-dealer rules or federal or state securities laws or (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Placement Agents through their gross negligence or willful misconduct.
          (b) Indemnification of Company. Each Placement Agent will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Placement Agent Indemnified Party”), against any losses, claims, damages or liabilities to which such Placement Agent Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Placement Agent specifically for use therein or (B) any material violation by any Placement Agent of any applicable broker-dealer rules or federal or state securities laws, and will reimburse any legal or other expenses reasonably incurred by such Placement Agent Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Placement Agent Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that, except as set forth in Schedule B hereof, no such information has been furnished by any Placement Agent. Notwithstanding the provisions of this subsection (b), in no event shall any indemnity by any Placement Agent hereunder (i) exceed the total compensation received by the Placement Agents pursuant to and in accordance with Section 2(e) or (ii) result from any loss, claim, damage or liability arising out of the gross negligence or willful misconduct of the Company.
          (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection 9(a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection 9(a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection 9(a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
          (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection 9(a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection 9(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Placement Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agents shall not be required to contribute any amount in excess of the amount by which total compensation received by the Placement Agents in accordance with Section 2(e) exceeds the amount of any damages which the Placement Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).
          (e) Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Placement Agent within the meaning of the Act; and the obligations of the Placement Agents under this Section shall be in addition to any liability which the Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Placement Agents, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Units. If the sale and issuance of the Units by the Company hereunder are not consummated for any reason, other than by a material breach of this Agreement by any Placement Agent, the Company will reimburse the Placement Agents for the Placement Agent Expenses (including fees and disbursements of counsel pursuant to Section 6(h) hereof) reasonably incurred as of the date on which the Company notifies the Placement Agents in writing that it has decided not to consummate the sale and issuance of the Units in connection with the offering of the Units, and the respective obligations of the Company and the Placement Agents pursuant to Section 9 hereof shall remain in effect. In addition, if any Units have been purchased under this Agreement and the Subscription Agreements, the representations and warranties in Section 4 hereof and all obligations under Section 6 hereof shall also remain in effect.
11. Notices. All communications hereunder will be in writing and, if sent to the Placement Agent, will be mailed, delivered or telegraphed and confirmed to (a) Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, Attention: Corporate Finance Department, and (b) WBB Securities, LLC, 16835 West Bernardo Drive, Suite 203, San Diego, CA 92127, Attention: Corporate Finance Department or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 170 N. Radnor-Chester Road, Suite 300, Radnor PA 19087, Attention: Edward F. Smith, Chief Financial Officer with a copy to Pepper Hamilton, LLP, 400 Berwyn Park, 899 Cassatt Avenue, Berwyn, PA 19312, Attention: Jeffrey P. Libson.

12. Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.
13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
          (a) No Other Relationship. The Placement Agents have been retained solely to act as placement agents in connection with the sale of Units and that no fiduciary, advisory or agency relationship between the Company and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, any Subscription Agreement or the Final Prospectus, irrespective of whether the Placement Agents have advised or are advising the Company on other matters;
          (b) Arm’s-Length Negotiations. The price of the Units set forth in the Final Prospectus and the Subscription Agreements will be established by the Company following discussions and arm’s-length negotiations with the Placement Agents and the Purchasers, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c) Absence of Obligation to Disclose. The Company has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
          (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
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          If the foregoing is in accordance with the Placement Agents’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Placement Agents in accordance with its terms.

Very truly yours,

POLYMEDIX, INC.

By:

Name:

Title:

Signature Page to Placement Agency Agreement

          The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

Needham & Company LLC

By:

Name:
Title:

WBB Securities, LLC

By:

Name:
Title:
Signature Page to Placement Agency Agreement

SCHEDULE A
1.	Statutory Prospectus Included in the General Disclosure Package

2	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

3.	Other Information Included in the General Disclosure Package
Section 4(f) Subsidiaries
•	PolyMedix Pharmaceuticals, Inc.
Section 4(gg) Business of Subsidiaries
•
For state tax purposes all assets, liabilities and operations are run at the subsidiary level; the Company is the sole owner of the Company Subsidiary. For financial statement purposes, the assets, liabilities and operations are consolidated with the parent company.

Section 4(hh) NASD Affiliations
•
I. Wistar Morris and William Baquet, each deemed to be the beneficial owners of 4.9 and over 5% of the Company’s common stock, respectively are members of the NASD. To the Company’s knowledge, neither Mr. Morris or Mr. Baquet have acquired securities of the Company within 180 days of the filing of the Registration Statement.

4.	Permitted Free Writing Prospectus

SCHEDULE B
Information provided by the Placement Agents for inclusion in the Registration Statement
1.	The Needham and WBB names and logos, as well as style instructions for the Prospectus.

2.	Cover page to the Prospectus relating to Needham, WBB and the Placement Agents and the manner of selling efforts set forth on the Cover Page.

3.	Prospectus Summary information relating to the offering of the Units.

4.	The section of the Prospectus entitled “Plan of Distribution”.